Exhibit 4.3

[FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), 55 WATER STREET, NEW YORK, NEW YORK, TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC.  THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ITS NOMINEE TO A SUCCESSOR DEPOSITORY OR ITS NOMINEE. (1)

REGISTERED	CUSIP No.:	PRINCIPAL AMOUNT
No. FXR-		$

NEW PLAN EXCEL REALTY TRUST, INC.

MEDIUM-TERM NOTE

(Fixed Rate)

ORIGINAL ISSUE DATE:		INTEREST RATE: %

STATED MATURITY DATE:		DEFAULT RATE: N/A

INTEREST PAYMENT DATE(S):
☐ and
☐ Other:

INITIAL REDEMPTION	INITIAL REDEMPTION	ANNUAL REDEMPTION
DATE:	PERCENTAGE: %	DATE:
REDUCTION: %

OPTIONAL REPAYMENT		☐ CHECK IF A DISCOUNT NOTE
DATE(S):		Issue Price:

SPECIFIED CURRENCY:		AUTHORIZED DENOMINATION:
United States dollars		☐ $1,000 and integral multiples thereof
☐ Other:

ADDENDUM ATTACHED:	OTHER/ADDITIONAL PROVISIONS:
☐ Yes:
☐ No

(1)                                  This paragraph applies to global Notes only.

New Plan Excel Realty Trust, Inc., a corporation duly organized and existing under the laws of the State of Maryland (herein referred to as the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon presentation, the principal sum of                            ($                 ), on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date or Repayment Date being hereinafter referred to as the “Maturity Date” with respect to the principal repayable on such date) and to pay interest thereon, at the Interest Rate per annum specified above, until the entire principal hereof is paid or duly made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal, premium and/or interest.  The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an “Interest Payment Date”), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the Holder of this Note on the Record Date with respect to such second Interest Payment Date.  Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an “Interest Period”).  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the “Record Date”); provided, however, that interest payable on the Maturity Date will be payable to the Person to whom the principal hereof and premium, if any, hereon shall be payable.  Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on any Record Date, and may either be paid to the Person in whose name this Note is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

Payment of principal, premium, if any, and interest on this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note [(and a duly completed election form as contemplated on the reverse hereof)] (2) at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, currently the office of U.S. Bank Trust National Association located at 100 Wall Street, Suite 1600, New York, New York 10005, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine; provided, however, that [payment of interest due on any Interest Payment Date other than the Maturity Date will be made at the aforementioned office or agency maintained by the Company or, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee; provided further, that] (3) a Holder of U.S. $10,000,000 or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on any Interest Payment Date other than the Maturity Date by wire transfer of immediately available funds if

(2)                                  This text applies to certificated Notes only.

(3)                                  This text applies to certificated Notes only.

appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

The Company is obligated to make payments of principal, premium, if any, and interest in respect of this Note in United States dollars.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified above on the face hereof, in the Addendum hereto, which further provisions shall for all purposes have the same force and effect as if set forth on the face hereof.

Notwithstanding any provisions to the contrary contained herein, if the face of this Note specifies that an Addendum is attached hereto or that “Other/Additional Provisions” apply to this Note, this Note shall be subject to the terms set forth in such Addendum or such “Other/Additional Provisions”.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, New Plan Excel Realty Trust, Inc. has caused this instrument to be duly executed by one of its duly authorized officers.

Dated:

NEW PLAN EXCEL REALTY TRUST, INC.,

By:
Name:
Title:

[CORPORATE SEAL]

Attest:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated referred to in the within-mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

NEW PLAN EXCEL REALTY TRUST, INC.

MEDIUM-TERM NOTE

(Fixed Rate)

This Note will be a part of a series of debt securities of the Company (herein called the “Debt Securities”) issued and to be issued under an Indenture, dated as of January 30, 2004, as amended, modified or supplemented from time to time (the “Indenture”), by and between the Company and U.S. Bank Trust National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.  This Note is one of the series of Debt Securities designated as “Medium-Term Notes Due Nine Months or More from Date of Issue” (the “Notes”).  All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

This Note is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof or the minimum Authorized Denomination specified on the face hereof.  As provided in the Indenture and subject to certain limitations therein [and herein]  (4) set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000 or such other minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a “Redemption Date”), on written notice given to the Holder hereof not more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture.  The “Redemption Price” shall initially be the Initial Redemption Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed.  The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed.  In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

This Note will be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000 or such other minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a “Repayment Date”).  For this Note to be repaid, the Trustee must receive at its corporate trust office, currently

(4)                                  This text applies to global Notes only.

located at 100 Wall Street, Suite 1600, New York, New York 10005 (or at such other place or places of which the Company shall from time to time notify the Holders of the Notes), not more than 60 nor less than 30 calendar days prior to the Repayment Date [such Note and the form thereon entitled “Option to Elect Repayment” duly completed]  (5) [instructions to such effect from the Holder hereof].  (6) Exercise of such repayment option by the Holder hereof will be irrevocable.  In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

If this Note is a Discount Note as specified on the face hereof, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity of this Note will be equal to the sum of (i) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be.  The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the “Discount.”

For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant.  The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Note will not be accelerated.  If the period from the Original Issue Date to the initial Interest Payment Date (the “Initial Period”) is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued.  If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company evidenced by this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this

(5)                                  This text applies to certificated Notes only.

(6)                                  This text applies to certificated Notes only.

Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Outstanding Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities affected thereby.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer herefor or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein [and herein]  (7) set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his or her attorney, duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Note, or because of any indebtedness evidenced hereby or thereby, shall be had against any promoter, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holder thereof and as part of the consideration for the issue of the Notes.

THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(7)                                  This text applies to global Notes only.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -		Custodian
TEN ENT -	as tenants by the entireties		(Cust)		(Minor)
JT TEN -	as joint tenants with right of		under Uniform Gifts to Minors
	survivorship and not as tenants in		Act
	common				(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other
Identifying Number of Assignee

(Please Print or Typewrite Name and Address, Including Postal Zip Code of Assignee)

the within Note and all rights thereunder and hereby irrevocably constitutes and appoints Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:	Signature:

NOTICE:	The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

[OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at

.

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Trustee must receive at its corporate trust office, currently located at 100 Wall Street, Suite 1600, New York, New York 10005 (or at such other place or places of which the Company shall from time to time notify the Holders of the Notes), this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S. $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal Amount
to be Repaid:$

Date:

Notice: The signature(s) on this Option to Elect Repayment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.]  (8)

(8)                                  This text applies to certificated Notes only.